EXHIBIT 99.1

FOR IMMEDIATE RELEASE

SAFEWAY INC. AMENDS BYLAWS

TO ESTABLISH MAJORITY VOTE STANDARD

Contacts: Melissa Plaisance (925) 467-3136

Julie Hong (925) 467-3832

Pleasanton, CA – March 15, 2006

The board of directors of Safeway Inc. amended the company’s bylaws to establish a majority vote standard for uncontested director elections. In a contested election, the plurality vote standard will remain in place.

In addition, the bylaws were amended to incorporate the director resignation policy contained in Safeway’s Corporate Governance Guidelines. An incumbent director who does not receive a majority of votes cast must tender his or her resignation. The board will act on the resignation within 90 days and publicly disclose its decision.

About Safeway

Safeway Inc. is a Fortune 50 company and one of the largest food and drug retailers in North America based on sales. The company operates 1,775 stores in the United States and Canada and had annual sales of $38.4 billion in 2005. The company’s common stock is traded on the New York Stock Exchange under the symbol SWY.

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